Exhibit 99.1

China GengSheng Minerals Announces Plans to Build New Fracture Proppant Manufacturing Facility

New Facility Expected to Add 60,000 Tons of Annual Capacity

GONGYI, China, May 5, 2011 – China GengSheng Minerals, Inc. (AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat-resistant, energy-efficient materials for a variety of industrial applications, today announced plans to construct a new fracture proppant manufacturing facility in Gongyi, Henan Province, which will increase the Company’s annual proppant manufacturing capacity by 60,000 metric tons, to 150,000 tons, including 30,000 tons produced by third parties under OEM agreements. Construction on this new facility began in the second quarter of 2011, with production expected to commence during the second half of the year.

"New technological developments and a global surge in oil and gas drilling is driving a sharp increase in demand for high-quality, cost-effective proppant materials such as ours, and we believe that the time is right to expand our production capacity in order to capture this sizeable market opportunity,” said Mr. Shunqing Zhang, Chairman and CEO of China GengSheng Minerals. “Through our organic capacity expansion, we are able to easily scale manufacturing volume, while maintaining tight quality and cost controls. In addition, we are working to further diversify our marketing channels to build the GengSheng brand among overseas customers. In light of these favorable market trends, our renewed sales and marketing initiatives and this additional capacity, we expect to achieve continued strong growth from our fracture proppants business as we move forward and the markets continue to mature.”

This new facility will be constructed on approximately 87,000 square meters of land, for which the Company has signed a 20-year lease, and will include 2 production lines capable of manufacturing proppant materials to customer specifications. Total cost of the new facility is expected to be approximately $8.6 million, which will be fully funded through operating cash flow and the proceeds of GengSheng’s registered direct offering, completed in January 2011.

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

China GengSheng Minerals, Inc.

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Forward-looking Statement

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely, ” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that my cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement.

Contacts: In the US:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

In China:
The Piacente Group, Inc.
Investor Relations
Wendy Sun
+86-10-6590-7991
gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415

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